SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement ("Agreement"), dated as of
January 30, 2004, between Cheyenne Resources, Inc. ("CH") a Wyoming Corporation, Robert Spatz, ("Seller") and Skye Blue Ventures (the "Buyer"), a Colorado Limited Liability Company.


                              W I T N E S S E T H:


A. WHEREAS, CH is a corporation duly organized under the laws of the State of Wyoming and Robert Spatz is the principal shareholder and creditor.

B. WHEREAS, Buyer wishes to purchase an aggregate of 23,500,000 shares of newly issued CH common stock from CH, and 1,800,000 shares of common stock from Seller (collectively, the "Purchase Shares"), common stock after all of the conditions under this contract have been performed and CH and Spatz desire to sell the Purchase Shares to Buyer pursuant to this agreement.

C.   WHEREAS, prior to the transaction Buyer is not an affiliate of CH.

NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE 1

                                The Consideration

     1.1 Subject to the conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase 1,900,000 shares from Robert Spatz, The aggregate purchase price for the shares to be paid by Buyer to Seller is $55,000 (the "Consideration") of which $55,000 is herewith paid in escrow with Business Financial Systems, Inc., as full consideration for the purchase of Sellers' shares if all of the terms and conditions of this Agreement are met. The consideration to Seller for sale and delivery of their shares is that from proceeds deposited with escrow agent, escrow agent shall pay the purchase price of the Seller's shares to the Sellers. Seller shall receive proceeds as follows:
          $55,000 to Spatz.

     1.2 CH shall sell 23,500,000 shares to Buyer for $45,000 and the following consideration;

                  Buyer will loan the Company $25,000 in cash to be used with the $45,000 share purchase price to pay the bills set forth in Schedule
         3.17 of this Agreement. Such loan plus an amount for legal fees and expenses to bring all SEC filings current and complete a proxy statement estimated at $50,000 is convertible at Buyer's option into common stock at the net tangible book value per share of the Company at the conversion date or $.001 per share, which ever is greater, at any time within two years after date hereof.


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                                   ARTICLE II

                         Closing and Issuance of Shares

     2.1 The New Shares shall be issued by CH in escrow for delivery to Buyer upon deposit of the consideration of $45,000 (plus $25,000 in loan funds) in escrow for share purchase. The Purchase Shares shall be deposited in escrow from Seller on deposit of $55,000 with escrow agent. The escrow is subject to satisfaction of a) the conditions precedent in Article VI, and b) procedures in Article V, and all other terms and conditions of this Agreement.

     2.2 Closing hereunder shall be completed by release from escrow of the cash consideration, the loan proceeds and share certificates on or before December 10, 2003 at 5:00 p.m. MST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

                                  ARTICLE III

           Representations, Warranties and Covenants of CH and Sellers

         CH and Seller hereby, represents, warrants and covenants to Buyer as follows:

     3.1 CH is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has the corporate power and authority carry on its business. The Articles of Incorporation and Amendments and Bylaws of CH, which will be delivered to Buyer at closing, are complete and accurate, and the minute books of CH, copies of which have also been delivered to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of CH.

     3.2 The authorized capital stock of CH consists of 50,000,000 shares of common stock. There are 26,500,000 shares (approximately) of Common Stock of CH issued and outstanding as of date hereof and will be prior to closing. All such shares of capital stock of CH are validly issued, fully paid, non-assessable and free of preemptive rights. CH has no outstanding warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of CH, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of CH. All outstanding options will be released in writing and cancelled at the time of the closing of this transaction. This Agreement has been duly authorized, validly executed and delivered on behalf of CH and is a valid and binding agreement and obligation of CH enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and CH has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.



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     3.3  Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CH will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of CH, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which CH is a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over CH, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of CH pursuant to the terms of any agreement or instrument to which CH is a party or by which CH may be bound or to which any of CH property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by CH.

     3.4 There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of CH threatened against or relating to CH or affecting any of its assets, properties, business or capital stock (except lawsuits with forced pooling parties). There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which CH is a party or by which CH or its assets, properties, business or capital stock are bound.

     3.5 CH has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it through its fiscal 1986 year and has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of CH for all current taxes and other charges to which CH is subject and which are not currently due and payable. None of the Federal income tax returns of CH have been audited by the Internal Revenue Service or other foreign governmental tax agency. CH has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against CH for any period, nor of any basis for any such assessment, adjustment or contingency.

     3.6 CH has delivered to Buyer unaudited financial statements for the period ended June 30, 2003 and will provide September 30, 2003 unaudited financial statements. All such statements, herein sometimes called "CH Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of CH for the periods indicated within the knowledge of CH and/or Spatz. All financial statements of CH have been prepared in accordance with generally accepted accounting principles.

     3.7 As of the date hereof, CH, represents and warrants that all outstanding indebtedness of CH is as shown on the financial statements attached hereto (the updated statements), which include debts shown and not shown in June 30, 2003 financial statements (See Schedule 3.8 hereto). Any and all accruals to officers and directors shall be waived and released by each officer or director, in writing.

     3.8 Since the dates of the updated CH Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of CH within the knowledge of CH and/or Seller. CH does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

     3.9 CH is not a party to any contract performable in the future except, and in conjunction with participation agreements on its oil and gas interests.

     3.10 The representations and warranties of CH and Seller shall be true and correct as of the date hereof.

     3.11 CH has delivered to Buyer, all of its corporate books and records for review, and will turn over all original corporate records at closing

     3.12 CH has no employee benefit plan in effect at this time.

     3.13 No representation or warranty by CH or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.14 Buyer has received copies of Form 10KSB as filed with the Securities and Exchange Commission ("SEC") which included audits for the year ended December 31, 2000 and each of its other reports to shareholders filed with the SEC through the period. CH is a registered company under the Securities Exchange Act of 1934, as amended but is not current in its filings.

     3.15 Seller has not made to Buyer any general solicitation or general advertising regarding the shares of CH common stock.

     3.16 CH has incurred no liabilities except as shown on the financial statements and fees in conjunction with this transaction, which fees incurred in conjunction with this transaction shall be paid at closing

     3.17 Spatz and CH have attached a complete list of all obligations, leases, notes, advances due, contracts and accounts payable upon which any balance remains due and outstanding as Schedule 3.17 hereto, and such is complete and accurate within the knowledge of Spatz and CH. It is a requirement that the loan proceeds shall be used to settle all the obligations and pay for the shareholders' meeting mailing up to $10,000, except as to the shares issued for services under 8.14.

                                   ARTICLE IV



                              Procedure for Closing


     4.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article V and VI, by CH common stock certificates for the Purchase Shares being delivered, duly signed and guaranteed by Seller for 1,800,000 shares of common stock to Buyer, and the issuance of the 23,500,000 share of CH as Consideration for the share purchase, together with issuance of all other items, agreements, warranties, and representations set forth in this Agreement.


                                    ARTICLE V

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     5.1 CH and Spatz shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

     5.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     5.3 The representations and warranties made by CH and Spatz in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

                                   ARTICLE VI

                           Termination and Abandonment

     6.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

          (a)  By mutual consent of parties;

          (b) By either party, if any condition set forth in Article V or any other Article relating to the other party has not been met or has not been waived;

          (c) By Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

          (d) By Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

          (e) By CH, if the Closing does not occur, through no failure to act by CH, on closing date, or if Buyer fails to deliver the consideration required herein;

          (f) If all of the outstanding liabilities cannot be settled for $45,000, and audits to bring SEC filings current paid for within the budget amount of $12,500;

          (g) Buyer may cancel this agreement without penalty, and receive a return of all monies in escrow if the aggregate debt settlement amounts plus the costs of audits to bring SEC filings current exceed $57,500.

     6.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                   ARTICLE VII

                         Continuing Representations and
                            Warranties and Covenants

     7.1 The respective representations, warranties, and covenants of the parties hereto and agreements of the parties hereto shall survive after the closing under this Agreement for a period of two years hereafter in accordance with the terms thereof.

                                  ARTICLE VIII

                                  Miscellaneous

     8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein, except that a companion document, the Reorganization Agreement, has been executed concurrently which contains numerous warranties and representations.

     8.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     8.4 This Agreement may not be amended except by written consent of both parties.

     8.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To CH:            Cheyenne Resource, Inc.



To Buyer:         Skye Blue Ventures LLC
                  2000 Wadsworth Blvd., #179
                  Lakewood, CO 80214

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     8.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Sellers. However, CH may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     8.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Colorado applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Jefferson County, Colorado.

     8.8 CH and Buyer agree that Buyer and CH can and will cause the effectuation, of a reverse split, of the common shares of CH issued and outstanding at such date, in a ratio of one for 85 shares within 90 days following the Closing hereunder.

     8.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.

     8.10 Buyer shall designate at least three new directors to be effective subject to compliance with Section 14f of the Securities & Exchange Act of 1934, and Seller and Spatz agree to appoint such Directors by consent minutes to be drawn by Buyers attorney.

     8.11 In  connection  with this  Agreement  the parties have  appointed  the escrow agent, Business Financial Systems, Inc. which shall be authorized by this agreement to do the following: The funds will be disbursed to each of the debtors and Spatz.

          1) Accept the deposit of $55,000 purchase price for Seller's shares, $45,000 for share purchase from CH, and $25,000 loan from Buyer, upon receipt of a copy of this Agreement signed by Sellers, CH and Spatz, and Buyer and hold it in accordance with this Agreement;

          2) Accept the newly issued common stock certificates of CH duly authorized for 23,500,000 common shares in name of Buyer and, 1,800,000 shares of CH duly executed from Seller;

          3) Upon receipt of Directors & Officers Settlement Agreements for compensation claims, audits and signed SEC filings to bring all reporting current, Escrow Agent shall disburse the proceeds received from the escrow in accordance with this Agreement;

          4)   Deliver     the     stock     certificates     to    Buyer    at:
               _________________________;

          5) In the event of default in delivery any item by a party under this agreement, any cash or certificates received from the other party shall be returned to the remitting party 3 business days after default; and

          6) Escrow Agent is specifically indemnified and held harmless hereby for its actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the escrow agent is authorized to implead the consideration received into the District Court of Jefferson County, Colorado upon ten days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorneys fees and legal actions of escrow agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this agreement.

     8.12 Spatz agrees to sign, as CEO/CFO all filings and Sarbanes/Oxley Certifications at closing, for all SEC filings required. Spatz shall thereafter resign as CEO/CFO, and Randall Reichert and Don Goddard shall resign effective upon compliance with Section 14f by mailing Notice to Shareholders.

     8.13 Concurrent with the execution hereof, the Board of CH shall appoint two new directors, of Buyer's choice subject to compliance with
          Section 14f.

     8.14 Written Release and Waiver of any and all compensation, consulting, or salary claims of Seller shall be delivered prior to Closing. The Board shall authorize that Spatz shall be issued 90,000 S-8 shares (on a post reverse split basis) for services rendered as a President and 30,000 shares to Earl King. Such shares shall be issued 90 days after closing hereunder.

     8.15 Due to the fact of ongoing plug and abandon liabilities and fluctuations of gas and oil prices, and continuing necessity of management and costs of litigation and accounting, Robert Spatz shall have conveyed to him and he shall receive any and all Working interest and Overiding Royalties in wells in return for assumption of liabilities.

     8.16 Buyer intends to implement by shareholder meeting:

          1)   A reverse split of 1 for 85 shares;

          2)   Authorization of 250,000,000 shares of common stock;

          3)   Redomicile to Nevada;

          4)   Name change; and

          5)   New Directors

         IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of __________________________, 2004.

Robert Spatz

---------------

                                                BUYER: SKYE BLUE VENTURES LLC

CHEYENNE RESOURCES, INC.



By: _________________________________       By: ______________________________

Name: _______________________________       Name: ____________________________

Title: ________________________________     Tile: ______________________________

                                  SCHEDULE 3.17


1.       Earl King                                            $10,000
2.       Robert Spatz (reimbursement)                         $10,000
3.       Michael Johnson                                      $12,500
4.       Computershare                                         $1,400
5.       Bookkeeper                                            $1,600
6.       Don Goddard                                          $15,000*
7.       Randall Riechert                                      $5,000*
8.       June King                                             $1,000
9.       Warren Hickman                                        $1,000

         *for complete release for all compensation claims whatsoever for services as officers or directors or consultants to Cheyenne Resources, Inc.

                                                             -----------

                                                               $57,500